Application for Revival

       This application authorized the office of the secretary of state of Nevada to revive Deltavision, Inc. under the new name of First Deltavision, Inc.

       This application is accompanied with the certificate of revival, the designation of the resident agent, and all fees and penalties.

                              /s/David C. Merrell
                                    --------------------------
                                    Authorized signature
                                    President/Director
      FILED
 IN THE OFFICE OF THE
 SECRETARY OF STATE OF THE
 STATE OF NEVADA


MAR 25 1997
No:C10133-88

DEAN HELLER,SECRETARY OF STATE